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                                                                    EXHIBIT 11.1


                       HUTCHINSON TECHNOLOGY INCORPORATED

                         STATEMENT REGARDING COMPUTATION
                              OF PER SHARE EARNINGS

                                                 (In thousands, except per share data)

                                                      For the Fiscal Year Ended
                                                       1999       1998        1997
                                                    --------   --------    --------
NET INCOME (LOSS)                                   $ 17,638   ($48,411)   $ 41,909

Plus:  interest expense on convertible
  subordinated Notes                                    --         --          --

Less:  additional profit sharing expense and
  tax benefit reduction                                 --         --          --
                                                    --------   --------    --------



NET INCOME (LOSS) AVAILABLE
FOR COMMON SHAREHOLDERS                             $ 17,638   ($48,411)   $ 41,909
                                                    ========   ========    ========

Weighted average common
  shares outstanding                                  22,958     19,709      18,272

                                                        --         --          --
Dilutive effect of convertible subordinated Notes

Dilutive effect of stock
     options outstanding after
     application of treasury
     stock method                                        617       --           706
                                                    --------   --------    --------

                                                      23,575     19,709      18,978
                                                    ========   ========    ========


BASIS NET INCOME (LOSS) PER SHARE                   $   0.77   ($  2.46)   $   2.29
                                                    ========   ========    ========

DILUTED
NET INCOME (LOSS) PER SHARE                         $   0.75   ($  2.46)   $   2.21
                                                    ========   ========    ========
